EXHIBIT A

NATIONAL FUEL EXPLORATION CORP.
INCOME STATEMENT
PERIOD ENDING JUNE 30, 2002

(Unaudited)

Operating Revenue:
  Gas Sales                                                                  -
  Other Operating Revenue                                          $19,875,911
                                                           --------------------
Operating Revenue                                                  $19,875,911
                                                           --------------------
Operating Expenses:
  Purchased Gas Sold                                                         -
  Fuel For Generation                                                        -
  Operation Expenses                                                $7,659,904
  Intercompany Operating Expense                                             -
  Maintenance Expenses                                                       -
  Property, Franchise & Other Taxes                                 $1,929,012
  Depreciation, Depletion & Amortization                            $4,868,670
  Impairment of O&G                                                          -
  Federal Income Taxes                                              $1,492,266
  State Income Taxes                                                         -
  Deferred Inc Tax-Net                                               ($220,823)
  Invest Tax Cr Adjust                                                       -
                                                           --------------------
Operating Expenses                                                 $15,729,029
                                                           --------------------
Operating Income / (Loss)                                           $4,146,883
                                                           --------------------

Other Income:
  Unremitted earnings of Subsidiaries                                        -
  Dividends from Subsidiaries                                                -
  Intercompany Interest Income                                               -
  Miscellaneous Income                                                       -
  Investment Tax Credit                                                      -
  Other Interest Income                                                $50,935
  AFUDC                                                                      -
  Appliance & Jobbing                                                        -
                                                           --------------------
  Other Income/ (Loss)                                                 $50,935
                                                           --------------------

Income Before Interest Charges                                      $4,197,817
                                                           --------------------

Interest Charges:
  Interest Charges on L/T Debt                                               -
  Intercompany Interest Expense                                     $2,838,336
  Other Interest Expenses                                             $115,203
  ABFUDC                                                                     -
                                                           --------------------
   Interest Charges                                                 $2,953,539
                                                           --------------------

Minority Interest in Foreign Subs                                            -

Income Before Cumulative Effect                                     $1,244,278
                                                           --------------------

Net Income / (Loss)                                                 $1,244,278
                                                           ====================

See Notes to Consolidated Financial Statements included in Item 8 of National Fuel Gas Company’s Form 10-K for the fiscal year ended September 30, 2001 and in Item 1 of Part I of National Fuel Gas Company’s Form 10-Q for the quarters ended December 31, 2001, March 31, 2002 and June 30, 2002.